Exhibit 10.2

STOCK OPTION AGREEMENT

(2022Incentive Stock Option Plan)

Genufood Energy Enzymes Corp. (the “Company”) (or a successor, if appropriate), desiring to afford an opportunity to the Grantee named below to purchase certain shares of common stock of the Company (or a successor, if appropriate) (the “Common Stock”) to provide the Grantee with an added incentive as an employee of the Company (or a successor, if appropriate), hereby grants to Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares optioned as specified below, during the term ending at midnight (prevailing local time at the Company’s (or a successor, if appropriate) principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

1. Identifying Provisions. As used in this Option, the following terms shall have the following respective meanings.

(a)	Grantee: David Tang;

(b)	Date of grant: July 15, 2022;

(c)	Number of shares optioned: 15,000,000;

(d)	Option exercise price per share: $.01;

(e)	Expiration Date: July 15, 2032;

(f)	Cliff: 12 months

(g)	Plan: The Company’s 2022Incentive Stock Option Plan;

(h)	Committee: The stock option committee of the Company’s (or a successor, if appropriate) Board of Directors (the “Board”), or if none, the Board.

2. Vesting.

This Option will be subject to a vesting schedule providing for twenty-five percent (25%) vesting after the first twelve (12) months of employment and monthly vesting as to the remaining seventy-five percent (75%) of the shares over the following thirty-six (36) months after the first anniversary of the employment commencement date:

Vesting Date	Number of Shares
July 15, 2023	3,750,000
July 15, 2024	3,750,000
July 15, 2025	3,750,000
July 15, 2026	3,750,000

3. Restrictions on Exercise. The following additional provisions shall apply to the exercise of this Option:

(a) Termination of Employment Without Cause or Change in Control (as defined in Section 13). If the Grantee’s employment is terminated without Cause or Change in Control by the Company (or a successor, if appropriate), then this Option shall fully vest and remain exercisable until the Expiration Date.

(b) Death of Grantee. If the Grantee shall die during the term of this Option, the Grantee’s legal representative or representatives, or the person or persons entitled to do so under the Grantee’s last will and testament or under applicable intestate laws, shall have the right to exercise this Option, but only for the number of shares as to which the Grantee was entitled to exercise this Option in accordance with Section 2 hereof on the date of his death, and such right shall expire and this Option shall terminate three years after the date of the Grantee’s death or on the Expiration Date, whichever date is sooner.

(c) Continuity of Employment. This Option shall not be exercisable by the Grantee in any part unless at all times beginning with the date of grant and ending no more than one year prior to the date of exercise, the Grantee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) been in the continuous employ of the Company (or a successor, if appropriate).

(d) Grantee resigns for Good Reason (as defined in Section 13); then the vesting of this Equity Award, effective immediately prior to such termination of Grantee’s Continuous Service Status, shall accelerate such that this Equity Award shall become vested according to the following formula of the Shares then unvested as specified below:

(a) the total percentage of vested shares will be equal to the sum of (i) 50% of all option shares, plus (ii) 50% of all option shares multiplied by a fraction, the numerator of which is the number of whole months that you have been continuously employed by the Company (and the Company’s successor, if applicable) and the denominator of which is 48 months, the aggregate total number of shares issued and issuable under the Option Agreement th t are vested and exercisable shall automatically be accelerated to a number that is equal to:

(50% x A) + [(B / 48) x (50% x A)].

For purposes of the foregoing formula:

A = The total number of shares originally issuable upon exercise in full of the Option Agreement on the date it was granted (as such number may be adjusted for any subsequent stock splits, reverse stock splits, stock dividends, or like events).

B = The total number of full months that you have been continuously employed by the Company (including any successor of the Company following the Corporate Transaction).

4. Non-Transferable. The Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee’s lifetime only by the Grantee or his guardian or legal representative.

5. Adjustments and Corporate Reorganization. Subject to any required action by the shareholders of the Company (or a successor, if appropriate), the number of shares covered by the Option, as well as the exercise price per share of the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (or a successor, if appropriate); provided, however, that conversion of any convertible securities of the Company (or a successor, if appropriate) shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company (or a successor, if appropriate) of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Option.

In the event of the proposed dissolution or liquidation of the Company (or a successor, if appropriate), the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in any such instance, declare that the Option shall terminate as of a date fixed by the Committee and give Grantee the right to exercise his Option as to all or any part of the Option, including shares as to which the Option would not otherwise be exercisable. In the event of the proposed sale of all or substantially all of the assets of the Company (or a successor, if appropriate), or the merger of the Company (or a successor, if appropriate) with or into another corporation in a transaction in which the Company (or a successor, if appropriate) is not the survivor, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Grantee shall have the right to exercise the Option as to all of the optioned stock, including shares as to which the Option would not otherwise be exercisable. If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Committee shall notify the Grantee that the Option shall be fully exercisable for a period of 30 days from the date of such notice, and the Option will terminate upon the expiration of such period.

6. Exercise, Payment For and Delivery of Stock. This Option may be exercised by the Grantee or other person then entitled to exercise it by giving four business days ‘written notice of exercise to the Company (or a successor, if appropriate) specifying the number of shares to be purchased and the total purchase price. The exercise price shall become immediately due upon exercise of the Option and shall be payable in one of the following alternative forms specified below:

(a) full payment in cash or check drawn to the Company’s (or a successor, if appropriate) order;

(b) full payment in shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date (as such term is defined below);

(c)  full payment through a combination of shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date and cash or check; or

(d)  full payment through a broker-dealer sale and remittance procedure provided that sale of the optioned stock is permitted as a result of an effective registration statement under the Securities Act of 1933, as amended, and Grantee complies with all applicable securities laws, pursuant to which the Grantee (i) shall provide irrevocable written instructions to a Company-designated (or a successor, if appropriate) brokerage firm to effect the immediate sale of the purchased shares and remit to the Company (or a successor, if appropriate), out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal and State income taxes required to be withheld by the Company (or a successor, if appropriate) in connection with such purchase and (ii) shall provide written directives to the Company (or a successor, if appropriate) to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this section 6, the Exercise Date shall be the date on which written notice of the Option exercise is delivered to the Company (or a successor, if appropriate). Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the Option, payment of the exercise price for the purchased shares must accompany such notice. The fair market value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on The NASDAQ National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on The NASDAQ National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

(ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii) If the Common Stock is quoted on The NASDAQ Capital Market or any similar system of automated dissemination of quotations of securities in common use, the fair market value shall be the mean between the closing bid and asked quotations for the Common Stock on such date.

(iv) If neither clause (i), (ii) or (iii) is applicable, then the fair market value shall be the mean between the closing bid and asked quotations for the Common Stock as reported by the National Quotation Bureau, Inc., if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding business days.

(v) If none of clauses (i) - (iv) is applicable then the fair market value shall be determined by the Committee.

7.  Rights in Shares Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option unless and until such shares have been issued to such person as fully paid shares.

8.  Requirements of Law and of Stock Exchanges. By accepting this Option, the Grantee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of counsel for the Company , such securities may be issued and delivered without causing the Company to be in violation of or incur liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

9.  Stock Option Plan. This Option is subject to, and the Company (or a successor, if appropriate) and the Grantee agree to be bound by, all of the terms and conditions of the Plan, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder. Pursuant to the Plan, the Committee is vested with final authority to interpret and construe the Plan and this Option and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company’s principal office. The Plan, as amended from time to time, is hereby incorporated by reference.

10.  Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when actually delivered by hand, facsimile, certified or registered mail or recognized overnight courier.

11.  Conflict with Employment Agreement. In the event that any provision of this Option Agreement is inconsistent with a provision of an employment agreement between the Grantee and the Company, then this option agreement shall govern and supersede the inconsistent provision of Employment Agreement.

12.  Laws Applicable to Construction. This Agreement has been executed and delivered by the Company in the State of California, and this Agreement shall be construed and enforced in accordance with the laws of said State.

13. Definitions.

(i) Change in Control:

(a)  if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) that has the result that stockholders of the Company (or a successor, if appropriate) immediately before such transaction cease to own at least 51% percent of the voting stock of the Company (or a successor, if appropriate) or of any entity that results from the participation of the Company (or a successor, if appropriate) in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

(b)  if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the Board in existence immediately preceding the two year period shall have nominated the new Directors whose directorships have created the altered Board composition;

(c)  if the stockholders of the Company (or a successor, if appropriate) shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

(d)  if the stockholders of the Company (or a successor, if appropriate) shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company (unless such approved plan is subsequently abandoned).

(e)  if the Company’s successor (which, for the purposes of this provision, is the acquirer of the Company’s assets in a Change of Control resulting from the sale of all or substantially all of the Company’s assets) does not agree to assume this Equity Award, or to substitute an equivalent award or right for this Equity Award, and Executive remains in Continuous Service Status through the consummation of such Change of Control, and does not voluntarily resign without continuing with the Company’s successor, then the vesting of this Equity Award shall accelerate such that this Equity Award shall be vested to the same extent as if Executive had been terminated without Cause as described below, effective immediately prior to, and contingent upon, the consummation of such Change of Control.

(ii) “Cause” shall mean the occurrence of:

(a)  The willful misconduct or gross negligence in performance of his duties, including his refusal to comply in any material respect with the legal directives of the Company’s Board of Directors so long as such directives are not inconsistent with a party’s position and duties, and such refusal to comply is not remedied within ten (10) working days after written notice from the Company, which written notice shall state that failure to remedy such conduct may result in termination for Cause;

(b)  dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company (or a successor, if appropriate) or the conviction of a felony; or

(c)  breach of the Proprietary Information and Inventions Assignment Agreement entered into with the Company (or a successor, if appropriate).

(iii) Good Reason: As used herein, “Good Reason” will mean Executive’s resignation due to the occurrence of any of the following conditions which occurs without Executive’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied:

(a)  there is a material adverse change in employee’s position of employment causing such position to be of materially less stature or of materially less responsibility, including without limitation, a change of title or responsibilities normally associated with such title, without employee’s consent,

(b)  there is a reduction of more than ten percent (10%) of employee’s base compensation unless in connection with similar decreases of other similarly situated employees of the Company, or

(c)  employee refuses to relocate to a facility or location more than thirty-five (35) miles from such employee’s principal work site; and

(d)  within the one (1) year period immediately following such event the employee elects to terminate voluntarily his employment relationship with the Company.

(e)  In order for Executive to resign for Good Reason, Executive must provide written notice to the Company of the existence of the Good Reason condition within 60 days of the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have 30 days during which it may remedy the Good Reason condition and not be required to provide for the vesting acceleration described herein as a result of such proposed resignation. If the Good Reason condition is not remedied within such 30-day period, Executive may resign based on the Good Reason condition specified in the notice effective no later than 30 days following the expiration of the 30-day cure period.

(iv) Termination:

(a)  means a termination of your employment for any reason other than “Cause” (as defined above).

IN WITNESS WHEREOF, the Company has granted this Option on July 15, 2022.

GENUFOOD ENERGY ENZYMES CORP.

By:	/s/ Jui-Pin (John) Lin,
Chairman of the Board

GRANTEE

By:	/s/ David Tang